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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Hypercom Corporation on Forms S-8 (File Nos. 333-40457, 333-40459, 333-40461 and 333-40333) of our reports dated July 20, 1999, on our audits of the consolidated financial statements and financial statement schedule of Hypercom Corporation as of June 30, 1999 and 1998, and for the years ended June 30, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Phoenix, Arizona
September 20, 1999